Exhibit 5.3

    KUTAK ROCK LLP

SUITE 400 THE BREWER BUILDING 234 EAST MILLSAP ROAD FAYETTEVILLE, ARKANSAS 72703-4099 479-973-4200 FACSIMILE 479-973-0007 www.kutakrock.com	ATLANTA CHICAGO DENVER DES MOINES IRVINE KANSAS CITY LITTLE ROCK LOS ANGELES OKLAHOMA CITY OMAHA PHILADELPHIA RICHMOND SCOTTSDALE WASHINGTON WICHITA

May 23, 2012

TAMERON C. BISHOP

tameron.bishop@kutakrock.com

(479) 973-4200

CHS/Community Health Services, Inc.

400 Meridian Blvd.

Franklin, TN 37067

Re:	Arkansas Guarantors- Securities Issued by CHS/Community Health Systems, Inc. pursuant Registration Statement on Form S-3ASR filed on or about May 23, 2012

Ladies and Gentlemen:

We have acted as special Arkansas counsel to (i) Forrest City Arkansas Hospital Company, LLC, an Arkansas limited liability company, (ii) Forrest City Hospital Corporation, an Arkansas corporation, (iii) MCSA, L.L.C., an Arkansas limited liability company, (iv) Phillips Hospital Corporation, an Arkansas corporation, (v) QHG of Springdale, Inc., an Arkansas corporation, and (vi) Triad-El Dorado, Inc., an Arkansas corporation (collectively, the “Arkansas Guarantors”, and individually, each an “Arkansas Guarantor”) in connection with the Arkansas Guarantors’ proposed guarantees (collectively, the “Guarantees”), along with other guarantors under the Indenture, of debt securities of CHS/Community Health Systems, Inc. a Delaware corporation (the “Company”), which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities”). The Securities are to be issued by the Company, and the Guarantees are to be made by the Arkansas Guarantors, pursuant to a Registration Statement on Form S-3ASR (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission on or about May 23, 2012. The Securities and the Guarantees will be issued pursuant to an indenture, a form of which, unsigned and undated, is filed with the Registration Statement (the “Indenture”) as Exhibit 4.1 of the Prospectus (as defined below). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Indenture. With your permission, all factual assumptions and factual statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

KUTAK ROCK LLP

May 23, 2012

In connection with this opinion, we have examined the following:

(a) the Registration Statement;

(b) the prospectus contained in the Registration Statement (the “Prospectus”)

(c) the Indenture;

(d) the Securities in the form included in the Indenture as Exhibit A;

(e) the terms of the Guarantees as contained in Article 10 of the Indenture; and

(f) the organizational documents, instruments and resolutions of the Arkansas Guarantors described on Exhibit A hereto (the “Organizational Documents”)

In providing the opinions herein, we have made the following assumptions, which we have not independently verified or established and on which we express no opinion:

(a) We have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties, the authenticity and completeness of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. Specifically, we have assumed that the Organizational Documents, which were provided to us by the Company, were, to the extent applicable, properly executed by persons having legal capacity and, if signing on behalf of an entity or by a purported officer of the Company, that such officer was properly elected or appointed, is duly authorized and not acting under fraud or duress, and that such copies represent true and complete copies of each such document and all amendments, additions, or modifications thereto. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and others.

(b) We have assumed no fraud, bad faith, duress or mutual mistake of fact exists with relation to the execution, acknowledgement, delivery, recordation, or filing of any of the Organizational Documents, Indenture or any documents or instruments related thereto.

(c) That there are no written or oral terms and conditions agreed to by and between the parties to the Indenture or any documents related thereto, and no course of prior dealings between the parties that could vary or be deemed to vary the truth, completeness, correctness or validity of the Indenture in any material manner or which would have an effect on the opinions rendered herein.

KUTAK ROCK LLP

May 23, 2012

(d) That the attendance of any member of the Board of Directors of any Arkansas Guarantor or corporate member thereof by teleconference, including, without limitation, the attendance of W. Larry Cash as a member of various Boards of Directors of Arkansas Guarantors or their corporate members, was permitted by any such Board of Directors as required by Arkansas Code Annotated Section 4-27-820.

(e) That the term “Board” as defined in the Resolutions of the Board of Directors of MCSA, L.L.C. adopted on May 16, 2012 and referred to on Exhibit A hereto refers to the Board of Directors of Triad El-Dorado, Inc., an Arkansas corporation, the sole member and acting manager of MCSA, L.L.C.

(f) We have assumed that the Indenture, provided unsigned and undated, (i) is in the form approved by each Board of Directors or member, as applicable, of each Arkansas Guarantor pursuant to the Resolutions of each such entity described on Exhibit A hereto (the “Resolutions”), and (ii) will, if executed, properly list and describe each of the Arkansas Guarantors on the signature page thereto and will be properly executed by an Authorized Officer (as such term is defined in the Resolutions of the applicable Arkansas Guarantor) of each Arkansas Guarantor.

Based upon the foregoing and subject to the following it is our opinion that:

1. Based solely on the Organizational Documents, each Arkansas Guarantor is validly existing under the laws of Arkansas.

2. Each Arkansas Guarantor has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver the Indenture and to guarantee the “Guaranteed Obligations” (as defined in Section 10 of the Indenture).

3. Each Arkansas Guarantor has taken all necessary corporate or limited liability company action, as applicable, to duly authorize the execution and delivery of the Indenture and to guarantee the Guaranteed Obligations.

The opinions set forth above are subject to the following qualifications and limitations:

(a) We express no opinion as to the enforceability of the Indenture in accordance with its terms except to opine as to the authority of the Arkansas Guarantors to enter into such document and agreements related thereto, as specifically provided herein.

(b) We express no opinion regarding the application of federal or state securities laws to the transactions contemplated in the Indenture;

(c) We express no opinion regarding the effect of fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors.

KUTAK ROCK LLP

May 23, 2012

Our opinions are limited to the laws of the State of Arkansas, and we do not express any opinion concerning any other law or governmental authority.

These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. These opinions are limited to the matters set forth herein, and no opinion may be inferred or is implied beyond the matters expressly contained herein.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Kirkland & Ellis LLP, legal counsel to the Company and each of the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Arkansas law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

The opinions expressed herein are solely for the benefit of Kirkland & Ellis LLP and may not be relied on in any manner or for any purpose by any other person or entity.

Sincerely,

/s/ Tameron C. Bishop

Tameron C. Bishop

KUTAK ROCK LLP

May 23, 2012

EXHIBIT A

TO

OPINION OF ARKANSAS COUNSEL

Organizational Documents

1.	Forrest City Arkansas Hospital Company, LLC, an Arkansas limited liability company

A.	Articles of Organization, filed with the Arkansas Secretary of State January 31, 2006 and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Operating Agreement dated January 31, 2006;

C.	First Amendment to Operating Agreement dated April 19, 2006;

D.	Resolutions of the Sole Member dated May 16, 2012; and

E.	Good Standing Certificate issued by the Arkansas Secretary of State May 11, 2012

2.	Forrest City Hospital Corporation, an Arkansas corporation

A.	Articles of Incorporation, filed with the Arkansas Secretary of State January 31, 2006 and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Bylaws dated January 31, 2006;

C.	Resolutions of the Board of Directors dated May 16, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State May 11, 2012

3.	MCSA, L.L.C., an Arkansas limited liability company

A.	Articles of Organization, dated as of February 23, 1996 and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Third Amended And Restated Limited Liability Company Agreement dated April 1, 2009;

C.	Resolutions of the Board of Directors dated May 16, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State May 11, 2012

4.	Phillips Hospital Corporation, an Arkansas corporation

A.	Articles of Incorporation, dated January 23, 2002 and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Bylaws dated January 31, 2006;

C.	Resolutions of the Board of Directors dated May 16, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State May 11, 2012

KUTAK ROCK LLP

May 23, 2012

5.	QHG of Springdale, Inc., an Arkansas corporation

A.	Articles of Incorporation, dated October 1, 1998 and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Undated Bylaws consisting of thirteen pages and delivered by the Company via email on March 14, 2012;

C.	Resolutions of the Board of Directors dated May 16, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State May 11, 2012

6.	Triad-El Dorado, Inc., an Arkansas corporation

A.	Articles of Incorporation, dated January 25, 1996, as amended May 7, 1999, and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Bylaws dated November 30, 1999;

C.	Resolutions of the Board of Directors dated May 16, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State May 11, 2012